Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information was derived from the application of pro forma adjustments to the consolidated financial statements of New Senior Investment Group Inc. (“New Senior,” “the Company,” “we” or “our”). The unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred or had become effective as of January 1, 2014. The unaudited pro forma combined balance sheet as of March 31, 2015 gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred or had become effective as of March 31, 2015. However, to the extent the Pro Forma Transactions were already reflected in the underlying historical data, no pro forma adjustment has been made to the historical financial statements.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of the transactions listed below on our historical financial information. The unaudited pro forma combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with our unaudited financial statements as of and for the three months ended March 31, 2015 and the notes thereto included in our Quarterly Report on Form 10-Q filed on May 8, 2015 with the Securities and Exchange Commission (“SEC”), our audited financial statements for the year ended December 31, 2014 and the notes thereto incorporated by reference from our Current Report on Form 8-K, filed on June 22, 2015, the Combined Statements of Revenues and Certain Operating Expenses of the Timber Portfolio (as described below) for the three months ended March 31, 2015 (unaudited) and the year ended December 31, 2014 and the notes thereto incorporated by reference from our Current Report on Form 8-K, filed on June 22, 2015, and the Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio (as described below) for the year ended December 31, 2014 and the notes thereto, included as Exhibit 99.2 in our Form 8-K filed on May 14, 2015 with the SEC.

The unaudited pro forma combined financial information has been prepared to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information.

The unaudited pro forma combined information set forth below reflects the historical information of New Senior, as adjusted to give effect to the following transactions (together, the “Pro Forma Transactions”):

•	the acquisition of the Hawthorn Portfolio which comprises 17 private pay, IL-only properties (“Hawthorn Portfolio Acquisition”) and related financing on March 27, 2015;

•	the mortgage financing, which comprises the refinancing of mortgage loans (“Mortgage Loan Refinancing”) and the additional financing secured by existing properties (“Additional Financing”), on March 27, 2015;

•	the issuance by us of 17,500,000 shares of common stock of the Company at the public offering price of $13.75 per share (“Common Stock Issuance”), to finance primarily the acquisition of the Timber Portfolio as well as general corporate purposes;

•	the anticipated acquisition of the Timber Portfolio, which comprises 28 private pay, IL-only properties (“Timber Portfolio Acquisition”) and related financing; and

•	the continuing effect of the transactions described above on management fees payable to FIG LLC (an affiliate of Fortress Investment Group LLC), the Company’s manager (the “Manager”), pursuant to the management agreement entered into between New Senior and the Manager effective as of the spinoff on November 6, 2014.

The impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing are already reflected in the Company’s historical consolidated balance sheet as of March 31, 2015; accordingly, no pro forma balance sheet adjustments for those transactions are presented herein. In addition, the Company’s historical consolidated statement of operations for the three months ended March 31, 2015 includes the impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing, and Additional Financing for the period from March 27, 2015 through March 31, 2015; accordingly, pro forma adjustments in the unaudited pro forma combined statement of operations for the three months ended March 31, 2015 are only for the period from January 1, 2015 through March 26, 2015.

The attached unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma combined statements of operations do not purport to represent what New Senior’s results of operations would have been had such transactions been consummated on the date indicated, nor do they represent our results of operations for any future date or period.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

March 31, 2015

(dollars in thousands, except share data)

	Historical	Common Stock Issuance		Timber Portfolio Acquisition and related financing		Pro Forma
Assets
Real estate investments:
Land	$170,690	$—		$40,312	(A)	$211,002
Buildings, improvements and other	1,907,393	—		531,915	(A)	2,439,308
Accumulated depreciation	(70,391)	—		—		(70,391)

Net real estate property	2,007,692	—		572,227		2,579,919

Acquired lease and other intangible assets	239,557	—		67,773	(A)	307,330
Accumulated amortization	(95,811)	—		—		(95,811)

Net real estate intangibles	143,746	—		67,773		211,519

Net real estate investments	2,151,438	—		640,000		2,791,438

Cash and cash equivalents	107,090	231,203	(J)	(198,000	)(C)(D)	140,293
Receivables and other assets, net	69,208	—		—		69,208

Total Assets	$2,327,736	$231,203		$442,000		$3,000,939

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,614,759	$—		$445,000	(C)	$2,059,759
Due to affiliates	9,924	—		—		9,924
Dividends payable	—	—		—		—
Accrued expenses and other liabilities	75,753	—		—		75,753

Total Liabilities	$1,700,436	$—		$445,000		$2,145,436

Commitments and contingencies
Equity

Preferred stock $0.01 par value, 100,000,000 shares authorized and none outstanding	$—	$—		$—		$—
Common stock $0.01 par value, 2,000,000,000 shares authorized on a historical and pro forma basis, 66,415,415 shares issued and outstanding on a historical basis, 83,915,415 shares issued and outstanding on a pro forma basis	664	175	(J)	—		839
Additional paid-in capital	672,604	231,028	(J)	—		903,632
Accumulated deficit	(45,968)	—		(3,000	)(D)	(48,968)

Total Equity	$627,300	$231,203		$(3,000)		$855,503

Total Liabilities and Equity	$2,327,736	$231,203		$442,000		$3,000,939

See notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2015

(dollars in thousands, except share and per share data)

	Historical	Timber Portfolio Acquisition and related financing		Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$47,188	$21,030	(B)	$14,010	(E)	$—		$—		$82,228
Rental revenue	26,672	—		—		—		—		26,672

Total revenues	73,860	21,030		14,010		—		—		108,900

Expenses
Property operating expense	34,271	12,514	(B)	7,629	(E)	—		—		54,414
Depreciation and amortization	30,157	10,638	(A)	7,898	(F)	—		—		48,693
Interest expense	15,312	4,963	(C)	2,040	(G)	(974	)(I)	—		21,341
Acquisition, transaction and integration expense	3,918	—		(872	)(H)	—		—		3,046
Management fee to affiliate	3,050	—		—		—		902	(K)	3,952
General and administrative expense	3,409	—		—		—		—		3,409
Loss on extinguishment of debt	5,091	—		—		(5,091	)(I)	—		—

Total expenses	95,208	28,115		16,695		(6,065)		902		134,855

Income (Loss) Before Income Taxes	(21,348)	(7,085)		(2,685)		6,065		(902)		(25,955)
Income tax benefit	(95)	—	(M)	—	(M)	—	(M)	—	(M)	(95)

Net Income (Loss)	$(21,253)	$(7,085)		$(2,685)		$6,065		$(902)		$(25,860)

Loss Per Share of Common Stock
Basic and diluted	$(0.32)									$(0.31	)(L)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,415,415									83,915,415	(L)

See notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(dollars in thousands, except share and per share data)

	Historical	Timber Portfolio Acquisition and related financing		Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$156,993	$82,311	(B)	$56,600	(E)	$—		$—		$295,904
Rental revenue	97,992	—		—		—		—		97,992

Total revenues	254,985	82,311		56,600		—		—		393,896

Expenses
Property operating expense	112,242	49,396	(B)	31,197	(E)	—		—		192,835
Depreciation and amortization	103,279	42,552	(A)	33,451	(F)	—		—		179,282
Interest expense	57,026	19,850	(C)	8,640	(G)	(2,643	)(I)	—		82,873
Acquisition, transaction and integration expense	14,295	—		—		—		—		14,295
Management fee to affiliate	8,470	—		—		—		7,331	(K)	15,801
General and administrative expense	7,416	—		—		—		—		7,416
Other (income) expense	(1,500)	—		—		—		—		(1,500)

Total expenses	301,228	111,798		73,288		(2,643)		7,331		491,002

Income (Loss) Before Income Taxes	(46,243)	(29,487)		(16,688)		2,643		(7,331)		(97,106)
Income tax expense	160	—	(M)	—	(M)	—	(M)	—	(M)	160

Net Income (Loss)	$(46,403)	$(29,487)		$(16,688)		$2,643		$(7,331)		$(97,266)

Loss Per Share of Common Stock
Basic and diluted	$(0.70)									$(1.16	)(L)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,400,914									83,900,914	(L)

See notes to unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(dollars in thousands, unless otherwise noted)

Timber Portfolio Acquisition and Related Financing

(A)	Reflects preliminary measurement of the fair value of the acquired assets and resulting depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets. The Company’s acquisition accounting for this transaction is still preliminary, and as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible assets are being amortized over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Timber Portfolio Acquisition:

			Three months ended March 31, 2015	Year ended December 31, 2014
Asset class	Weighted average useful life (years)	Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$40,312	$—	$—
Building	40	502,687	3,142	12,567
Building improvements	10	5,054	126	505
Furniture, fixtures & equipment	5	24,174	1,209	4,835
Amortized intangible assets:
In-place leases	2.75	67,773	6,161	24,645

Total assets acquired		$640,000

Pro forma adjustment			$10,638	$42,552

(B)	Reflects revenues and certain operating expenses of the Timber Portfolio for the three months ended March 31, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the Combined Statements of Revenues and Certain Operating Expenses of the Timber Portfolio for the three months ended March 31, 2015 and the year ended December 31, 2014 included herein.

	Three months ended March 31, 2015				Year ended December 31, 2014
	Historical	Adjustments		Pro forma adjustment	Historical	Adjustments		Pro forma adjustment
Revenue:
Rent revenue	$21,030	$—	(i)	$21,030	$82,311	$—	(i)	$82,311

Certain operating expenses:
Facility operating expenses	$10,581	$—		$10,581	$41,821	$—		$41,821
Property management fee	736	316	(ii)	1,052	2,881	1,235	(ii)	4,116
Real estate taxes	881	—		881	3,459	—		3,459

Property operating expenses	$12,198	$316		$12,514	$48,161	$1,235		$49,396

i.	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
ii.	The Timber Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon acquisition, the Company will enter into new property management agreements for the Timber Portfolio which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Timber Portfolio, as expected to be defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Resident fees and services	$21,030	$82,311
Property management fee rate	5.00%	5.00%

Pro forma property management fee	1,052	4,116
Less: historical Timber Portfolio property management fee	(736)	(2,881)

Total adjustment to property management fee	$316	$1,235

(C)	The Company expects to finance the Timber Portfolio Acquisition with $190.0 million of cash available from both the Common Stock Issuance and cash on hand, and with $450.0 million of mortgage notes. Financing costs of approximately $5.0 million are expected to be incurred with the issuance of the mortgage notes. The financing costs have been capitalized and are presented as a reduction to Mortgage notes payable, net on the unaudited pro forma combined balance sheet as a result of the Company’s adoption of Accounting Standards Update No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. For pro forma purposes, the deferred financing costs have been amortized using the effective interest method over the term of the mortgage notes in the unaudited pro forma combined statement of operations.

For purposes of this unaudited pro forma financial information, the mortgage notes reflect the following principal balance and weighted average interest rate:

Principal balance	Weighted average int erest rate	Fixed or variable	Maturity
$450,000	4.30%	Fixed	10 years

The following table reflects the pro forma adjustment to interest and amortization of deferred financing costs related to the mortgage notes as follows:

	Three months ended	Year ended
	March 31, 2015	December 31, 2014

Pro forma interest expense	$4,838	$19,350
Amortization of deferred financing costs	125	500

Pro forma adjustment to interest expense	$4,963	$19,850

(D)	Reflects acquisition and transaction related costs of $3.0 million expected to be incurred or incurred subsequent to March 31, 2015 by the Company directly attributable to the Timber Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees. Acquisition and transaction related costs of $3.0 million, financing costs of approximately $5.0 million (see note C) and $190.0 million of cash available from both the Common Stock Issuance and cash on hand (see note C) together amount to the cash and cash equivalents pro forma adjustment of $198.0 million on the unaudited pro forma combined balance sheet.

Hawthorn Portfolio Acquisition and Related Financing

(E)

Reflects revenues and certain operating expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the unaudited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 (not included herein) and the audited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014 (included as Exhibit 99.2 of our Form 8-K filed on May 14, 2015 pursuant to Rule 3-14 of Regulation S-X), respectively.

	Three months ended March 31, 2015(1)				Year ended December 31, 2014
				Pro forma				Pro forma
	Historical	Adjustments		adjustment	Historical	Adjustments		adjustment
Revenue:
Rent revenue	$14,010	$—	(i)	$14,010	$56,600	$—	(i)	$56,600

Certain operating expenses:
Facility operating expenses	$6,252	$—		$6,252	$25,341	$—		$25,341
Property management fee	490	211	(ii)	701	1,981	849	(ii)	2,830
Real estate taxes	676	—		676	3,026	—		3,026

Property operating expenses	$7,418	$211		$7,629	$30,348	$849		$31,197

(i)	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
(ii)	The Hawthorn Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon acquisition, the Company entered into new property management agreements for the Hawthorn Portfolio which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Hawthorn Portfolio, as defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income:

	Three months ended March 31, 2015(1)	Year ended December 31, 2014

Resident fees and services	$14,010	$56,600
Property management fee rate	5.00%	5.00%

Pro forma property management fee	701	2,830
Less: historical Hawthorn Portfolio property management fee	(490)	(1,981)

Total adjustment to property management fee	$211	$849

(1)	Represents the pre-acquisition period from January 1, 2015 through March 26, 2015.

(F)	Reflects depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets based on our preliminary measurement of the fair value of the acquired assets. The Company’s acquisition accounting for this transaction is still preliminary, and as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible assets are being amortized over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Hawthorn Portfolio Acquisition:

	Weighted average useful life (years)		Three months ended March 31, 2015	Year ended December 31, 2014
Asset class		Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$27,737	$—	$—
Buildings	40	347,607	2,173	8,690
Building improvements	10	14,935	373	1,494
Furniture, fixtures & equipment	5	15,952	798	3,190
Amortized intangible assets:
In-place leases	2.75	55,212	5,019	20,077

		$461,443	8,363	33,451

Less: historical New Senior depreciation and amortization			(465)	—

Pro forma adjustment			$7,898	$33,451

(G)	The Hawthorn Portfolio Acquisition was financed in part with $326.8 million of additional borrowings (see note I for further information). Financing costs of approximately $2.9 million were attributable to the financing of the Hawthorn Portfolio Acquisition.

The financing consists of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$326,815	2.52%	Variable	7 years

The following adjustment represents the pro forma adjustment to interest and amortization of deferred financing costs related to the borrowing as follows:

	Three months ended March 31, 2015	Year ended December 31, 2014

Pro forma interest expense	$2,056	$8,223
Amortization of deferred financing costs	104	417
Less: historical New Senior interest expense	(120)	—

Pro forma adjustment to interest expense	$2,040	$8,640

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

(H)	Reflects the elimination of acquisition and transaction related costs of $0.9 million incurred in the three months ended March 31, 2015 by the Company directly attributable to the Hawthorn Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees.

Mortgage Financing

(I)	In March 2015, the Company obtained financing of $670.0 million (“Freddie Financing”). The Freddie Financing consists of (i) the Hawthorn Portfolio Acquisition related financing of $326.8 million (see note G); (ii) the Mortgage Loan Refinancing of $297.0 million, which replaced our existing floating and fixed rate mortgage loans; and (iii) Additional Financing of $46.2 million which is secured by our existing properties.

Approximately $8.4 million of deferred financing costs associated with the Freddie Financing were capitalized, of which $2.9 million is attributable to the Hawthorn Portfolio Acquisition and $5.5 million is attributable to the Mortgage Loan Refinancing and Additional Financing. For pro forma purposes, the deferred financing costs have been amortized using the effective interest method over the respective terms of the financing facilities.

The Mortgage Loan Refinancing and Additional Financing, collectively, consist of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$343,185	2.52%	Variable	7 years

The following table summarizes the adjustments in the unaudited pro forma combined statements of operations to reflect the adjustments to interest expense related to the Mortgage Loan Refinancing and Additional Financing:

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma interest expense	$2,159	$8,635
Amortization of deferred financing costs	198	791
Less: historical New Senior interest expense	(3,331)	(12,069)

Pro forma adjustment to interest expense	$(974)	$(2,643)

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2015 also reflects the elimination of the $5.1 million loss on extinguishment of debt recorded in the unaudited historical statement of operations for the three months ended March 31, 2015, which is directly related to the Mortgage Loan Refinancing.

Common Stock Issuance

(J)	Reflects the issuance of 17,500,000 shares of common stock of the Company at the public offering price of $13.75 per share due to its continuing impact to management fees and incentive compensation (see note K). A significant portion of the proceeds will be used to fund the Timber Portfolio Acquisition as well as general corporate purposes. The Company expects to incur issuance costs of approximately $9.4 million. The following table summarizes the adjustments in the unaudited pro forma combined balance sheet to reflect the adjustments related to the Common Stock Issuance (in thousands, except share and per share data):

Capital raise information
Shares issued	17,500,000
Offering price per share	$13.75

Gross proceeds	$240,625
Less: issuance costs	$(9,422)

Pro forma proceeds from share issuance, net of issuance costs	$231,203

March 31, 2015
Balance sheet pro forma adjustments	Common Stock Issuance
Common stock $0.01 par value	175
Additional paid-in capital	231,028

Other Pro Forma Adjustments

(K)	Represents the impact to management fees as a result of the Pro Forma Transactions.

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma base management fee—spin-off adjustment(1)	$—	$10,332
Pro forma base management fee—Common Stock Issuance adjustment(2)	902	3,609
Pro forma incentive compensation(3)	—	—
Less: historical New Senior management fee(4)	—	(6,610)

Pro forma adjustment	$902	$7,331

(1)	The pro forma base management fees for the three months ended March 31, 2015 and the year ended December 31, 2014 reflect the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the spin-off of New Senior from Newcastle on November 6, 2014. The amounts are based on applying the base management fee rate payable by New Senior of 1.5% to the invested capital. This pro forma adjustment reflects the base management fee as though invested capital at the spin-off date was the invested capital as of January 1, 2014.
(2)	The pro forma base management fee for the three months ended March 31, 2015 and the year ended December 31, 2014 reflects the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the Common Stock Issuance. The pro forma adjustment below reflects the base management fee adjustment for the Common Stock Issuance:

	Three months ended March 31, 2015	Year ended December 31, 2014
Gross equity increase due to Common Stock Issuance	$240,625	$240,625
Base pro forma management fee of 1.5% of share issuance	902	3,609

Pro forma adjustment	$902	$3,609

(3)	Reflects the impact of the Common Stock Issuance, the Timber Portfolio Acquisition and related financing, the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing and Additional Financing on the pro forma incentive compensation calculation.
(4)	Represents the allocated portion of management fees paid by Newcastle Investment Corp. for management services provided by the Manager during the period prior to the spin-off, pursuant to Newcastle’s management agreement with the Manager.

(L)	Pro forma basic loss per common share attributable to common stockholders has been calculated based on the number of shares assumed to be outstanding, due to its continuing impact to management fees and incentive compensation. The calculations assume that such shares were outstanding for the full period presented.

The following table presents the computation of unaudited pro forma basic and diluted loss per share attributable to common stockholders (in thousands, except share and per share data):

	Three months ended March 31, 2015	Year ended December 31, 2014
Net Income (Loss)	$(25,860)	$(97,266)
Shares	83,915,415	83,900,914
Loss per share of common stock, basic and diluted	$(0.31)	$(1.16)

Shares utilized in the calculation of pro forma basic and diluted loss per share attributable to common stockholders are as follows:

	Three months ended March 31, 2015	Year ended December 31, 2014
Weighted-average shares outstanding, basic & diluted—historical shares	66,415,415	66,400,914
Weighted-average shares outstanding, basic & diluted—additional shares issued (see note J)(1)	17,500,000	17,500,000

Pro forma weighted-average shares outstanding, basic & diluted	83,915,415	83,900,914

(1)	The Company will issue 10% of the number of shares issued in the offering, as options to the Manager pursuant to the management agreement in connection with the Common Stock Issuance. However, this issuance of options does not impact the pro forma diluted loss per share calculations, as their effect would have been anti-dilutive.

(M)	New Senior has been operating so as to qualify as a REIT for U.S. federal and state income tax purposes. Therefore, certain activities including the Timber Portfolio Acquisition and related financing, the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing and Additional Financing would not be subject to income tax. Accordingly, no adjustment to pro forma income tax expense has been reflected in the unaudited pro forma combined statements of operations.